UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2004

THE COLONIAL BANCGROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-13508	63-0661573
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

One Commerce Street

Montgomery, Alabama 36104

(Address of principal executive offices)

(334) 240-5000

(Registrant’s phone number)

Item 1.01 Entry into a Material Definitive Agreement

        On September 27, 2004, The Colonial BancGroup, Inc. (“BancGroup”) entered into a Stock Purchase Agreement by and among BancGroup, Union Bank of Florida (“Union”) and UB Financial Corporation (“UB”) providing for the acquisition by BancGroup of all of the issued and outstanding stock of UB’s wholly-owned subsidiary, Union, a Florida state chartered bank. BancGroup agreed to pay an aggregate purchase price of $233 million for the Union shares, payable 75% in cash and 25% in newly issued BancGroup common stock. The market value of BancGroup common stock will be determined by its average closing prices as reported by the NYSE on the fifteen consecutive trading days ending on the trading day five days before the closing, but not to be below $18.00 or above $22.00. BancGroup has agreed to indemnify the officers and directors of Union for a period of time after the closing. The proposed transaction is subject to customary closing conditions, including receipt of all necessary regulatory approvals and the approval of the UB shareholders. The transaction is described in greater detail in a press release, which is attached hereto as Exhibit 99.1

Item 7.01 Regulation FD Disclosure

         BancGroup is furnishing this Current Report on Form 8-K in connection with execution of a definitive agreement to acquire Union Bank of Florida. Neither this report nor any exhibit hereto constitutes an offer to sell any securities. The shareholders of UB Financial Corporation shall receive and are urged to read the Prospectus-Information Statement that will be filed with the Securities and Exchange Commission as it will contain information that will be important to their investment decision. After they are filed with the SEC, these documents shall also be available at the SEC’s website at www.sec.gov. Attached hereto and incorporated herein as Exhibit 99.1 is the text of that presentation. This presentation contains “forward-looking statements” within the meaning of the federal securities laws. The forward-looking statements in this presentation are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: (i) an inability of the company to realize elements of its strategic plans for 2004 and beyond; (ii) increases in competitive pressure in the banking industry; (iii) general economic conditions, either nationally or regionally, that are less favorable than expected; (iv) expected cost savings from recent and acquisitions are not fully realized; (v) changes in the interest rate environment which reduce margins; (vi) management’s assumptions regarding allowance for loan losses may not be borne out by subsequent events; and (vii) changes which may occur in the regulatory environment. When used in this presentation, the words “believes,” “estimates,” “plans,” “expects,” “should,” “may,” “might,” “outlook,” and “anticipates,” and similar expressions as they relate to BancGroup (including its subsidiaries) or its management are intended to identify forward-looking statements. Forward-looking statements speak only as to the date they are made. BancGroup does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Item 9.01 Financial Statements and Exhibits

        The following exhibit is furnished as Regulation FD Disclosure to this Current Report on Form 8-K:

Exhibit No .	Exhibit

99.1	Press Release announcing the acquisition of Union Bank of Florida

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE COLONIAL BANCGROUP, INC. By: /s/ SHEILA MOODY —————————————— Sheila Moody Chief Accounting Officer